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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JULY 5, 2001


                              HATHAWAY CORPORATION
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               (Exact Name of Registrant as Specified in Charter)



         COLORADO                     0-4041                     84-0518115
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


               8228 PARK MEADOWS DRIVE, LITTLETON, COLORADO 80124
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                    (Address of Principal executive offices)


        Registrant's telephone number, including area code 303-799-8200


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

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                              HATHAWAY CORPORATION

Item 2. Acquisition or Disposition of Assets.

     On July 5, 2001, Hathaway Corporation (the "Company") completed the sale of its 20% equity interest in Hathaway Si Fang Protection and Control Company, Ltd. (Si Fang) for $3,020,000 in cash. The sale became effective upon receipt of the net proceeds in U.S. dollars and the required approvals from the State Administration of Foreign Exchange in China. Hathaway sold its interest to Beijing Si Fang Tongchuang Protection and Control Co., Ltd., a Chinese company. Prior to the sale, Tongchuang held a 22.1% interest in Si Fang.

     Hathaway will record a pretax gain on the sale of approximately $650,000. The gain will be recorded in the first quarter of the fiscal year ending June 30, 2002 and will be included in Other Income in the company's consolidated financial statements.

     Si Fang designs, manufactures and sells digital protective relays, control equipment and instrumentation products for substations in power transmission and distribution systems in China.

     Hathaway's net cash investment in Si Fang is $39,000 consisting of the original acquisition of a 25% interest in Si Fang in 1994 for $175,000, subsequent capital contributions made and proceeds received in two partial sale transactions, netting to an additional $317,000 investment and dividends received of $453,000. Through the date of sale, Hathaway has recognized equity income of $2,291,000 and gain on sales of $175,000. During fiscal years 2001 and 2000, Hathaway recognized equity income of $1,116,000 and $670,000, respectively.

Item 7. Pro Forma Financial Information and Exhibits.

     b)   Pro Forma Financial Information.

     Required pro forma financial information will be filed on or before September 18, 2001.

     c)   Exhibits.

     99.1 Agreement for Assignment of Equity Interest in Hathaway Si Fang Protection & Control Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        HATHAWAY CORPORATION

DATE: July 20, 2001                     By: /s/ Richard D. Smith
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                                            President, Chief Executive Officer
                                            and Chief Financial Officer